Exhibit 2


                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendment thereto) with respect to securities of Lyondell Chemical Company; and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

         In witness whereof, the undersigned hereby execute this Agreement this 11th day of May, 2007.

                                            AI CHEMICAL INVESTMENTS LLC


                                            By:  /s/ Lincoln Benet
                                                 ------------------------------
                                                  Name:  Lincoln Benet
                                                  Title: Manager


                                            LEONARD BLAVATNIK

                                            /s/ Leonard Blavatnik
                                            -----------------------------------
                                            Leonard Blavatnik